Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No 333-201016, No.333-214291, No.333-228762 and No.333-228763) of GeoPark Limited of our report dated March 31, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 20-F.

/s/ PRICE WATERHOUSE & CO S.R.L

By	/s/ Hernan Pablo Rodríguez Cancelo Araujo
Hernan Pablo Rodríguez Cancelo Araujo (Partner)

Autonomous City of Buenos Aires, Argentina

March 31, 2020